As filed with the Securities and Exchange Commission on April 3, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marchex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marchex, Inc.

413 Pine Street, Suite 500

Seattle, WA 98101

(Address of Principal Executive Offices)

2003 Amended and Restated Stock Incentive Plan

(Full title of the plan)

Russell C. Horowitz

Chairman and Chief Executive Officer

Marchex, Inc.

413 Pine Street, Suite 500

Seattle, WA 98101

(206) 774-5000

(Name and address, including zip code and telephone number, including area code of agent for service)

Copy to:

Francis J. Feeney, Jr., Esq.

DLA Piper Rudnick Gray Cary US LLP

33 Arch Street, 26th Floor

Boston, MA 02110

(617) 406-6000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
2003 Amended and Restated Stock Incentive Plan
Class B Common Stock, $0.01 par value	1,972,526 Shares	(2)	$21.03	(3)	$41,482,222	$4,439

TOTAL	1,972,526 Shares				$41,482,222	$4,439

(1)	This registration statement shall also cover any additional shares of Class B common stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class B common stock.
(2)	Represents an increase in the number of shares authorized for issuance under the 2003 Amended and Restated Stock Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Class B common stock as reported on the Nasdaq National Market on March 29, 2006.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”) to register an additional 1,972,526 shares of the Company’s Class B common stock, par value $0.01 per share, issuable under the Company’s 2003 Amended and Restated Stock Incentive Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(a) Registration Statement No. 333-116867 on Form S-8 as filed on June 25, 2004 relating to the Company’s 2003 Amended and Restated Stock Incentive Plan;

(b) Registration Statement No. 333-123753 on Form S-8 as filed on April 1, 2005 relating to the Company’s 2003 Amended and Restated Stock Incentive Plan;

(c) Annual Report on Form 10-KSB, File No. 000-50658, for the year ended December 31, 2005;

(d) Current Reports on Form 8-K filed on February 23, 2006, March 1, 2006 and March 16, 2006, provided, however, that the Company does not incorporate by reference any information contained in, or exhibits submitted with, the Forms 8-K that was expressly furnished and not filed; and

(e) The description of the Company’s Class B common stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) on March 30, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	2003 Amended and Restated Stock Incentive Plan.

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP.

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 3, 2006.

Marchex, Inc.

By:	/s/ RUSSELL C. HOROWITZ
Russell C. Horowitz
Chairman Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Russell C. Horowitz and Michael A. Arends, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement of Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ RUSSELL C. HOROWITZ Russell C. Horowitz Chairman and Chief Executive Officer (Principal Executive Officer)	April 3, 2006

/s/ MICHAEL A. ARENDS Michael A. Arends Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2006

/s/ JOHN KEISTER John Keister President, Chief Operating Officer and Director	April 3, 2006

/s/ DENNIS CLINE Dennis Cline Director	April 3, 2006

/s/ JONATHAN FRAM Jonathan Fram Director	April 3, 2006

/s/ RICK THOMPSON Rick Thompson Director	April 3, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	2003 Amended and Restated Stock Incentive Plan.

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP.

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.